Exhibit 1.A.(8)(i)(iii)

          Amendment dated November 27, 1998 to Participation Agreement among Oppenheimer Variable Account Funds, Oppenheimer Funds, Inc. and PFL Life

                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Participation Agreement, dated as of December 15, 1997, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., and PFL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:

         Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 1

                 PFL Retirement Builder Variable Annuity Account
             Established by the Board of Directors on March 29, 1996

                  Legacy Builder Variable Life Separate Account
           Established by the Board of Directors on November 20, 1998

 Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 2

          PFL Life Insurance Company Policy Form No. AV 288-101-95-796 (including successor forms, addenda and endorsements - may vary by state)
     Under the marketing names: "Retirement Income Builder Variable Annuity"
                     or "Portfolio Select Variable Annuity"

            PFL Life Insurance Company Policy Form No.'s VL20 & JL20
                  Under the marketing name "Legacy Builder II"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  November 27, 1998


OPPENHEIMER VARIABLE ACCOUNT               OPPENHEIMERFUNDS, INC.
FUNDS

By:  /s/ ANDREW J. DONOHUE                 By:  /s/ WESLEY W. MAYER
   -------------------------------            ---------------------------------
Name: Andrew J. Donohue                    Name:  Wesley W. Mayer
     -----------------------------              -------------------------------
Title: Vice President                      Title: Vice President
      ----------------------------               ------------------------------


PFL LIFE INSURANCE COMPANY

By:  /s/ Frank A. Camp
   -------------------------------
Name: Frank A. Camp
     -----------------------------
Title: Vice President and Division
       General Counsel
      ----------------------------